UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 17, 2006

PTS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-25485 (Commission File Number)	88-0380544 (IRS Employer Identification No.)
3355 Spring Mountain Road, Suite 66 Las Vegas, Nevada (principal executive offices)	89102 (Zip Code)

(702) 327-7266
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]

Written communications pursuant to Rule 425 under the Securities Act

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On October 17, 2006, PTS, Inc.’s wholly owned subsidiary Disability Access Consultants, Incorporated entered into an Agreement and Plan of Merger with Disability Access Corporation f/k/a Power-Save Energy Corp. a Delaware Corporation.

Under the terms of the Agreement and Plan of Merger, Disability Access Consultants, Incorporated was to be merged with and into Disability Access Corporation, with Disability Access Consultants, Incorporated continuing as the surviving corporation.  Upon further consideration the Board of Director has reconsidered the structure and has decided, for various business optimization purposes, to instead of merging Disability Access Consultants, Incorporated with Disability Access Corporation, to reconfigure the structure and have Disability Access Consultants become a wholly owned subsidiary of Disability Access Corp.

ITEM 8.01 OTHER EVENTS

PTS, Inc. has previously announced a 1:3 dividend in Disability Access Corp. shares to PTS, Inc.’s shareholders of record as of December 15, 2006, PTS, Inc. expects to distribute the aforementioned dividend by January 31, 2007.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2007	PTS, Inc.

By /s/ Peter Chin
Peter Chin, President